                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant                              [X]
Filed by Party other than the Registrant             [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12

                         -------------------------------

                          OPTICAL SENSORS INCORPORATED
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                         -------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          -------------------------------
     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                                                Preliminary Copy

                          OPTICAL SENSORS INCORPORATED
                       7615 Golden Triangle Drive, Suite C
                                Technology Park V
                          Minneapolis, Minnesota 55344

TO THE STOCKHOLDERS OF OPTICAL SENSORS INCORPORATED:


     You are cordially invited to attend our Annual Meeting of Stockholders to be held on Thursday, May 4, 2000, at 3:30 p.m., local time, at the Hotel Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota.

     At the meeting, you will be asked to approve, in addition to our standard proposals electing directors and ratifying the appointment of our auditors, a proposal relating to the conversion of convertible promissory notes into shares of our common stock and warrants to purchase shares of our common stock. On March 10, 2000, we entered into an investment agreement with two of our principal shareholders, Circle F Ventures, LLC and Special Situations Fund III, L.P., pursuant to which we agreed to issue convertible promissory notes in the aggregate principal amount of up to $3,000,000 to these investors. These notes are convertible into units, each unit consisting of 50,000 shares of our common stock and a five-year warrant to purchase 12,500 shares of our common stock at an exercise price of $1.00 per share, at a conversion price equal to $50,000 per unit. Under the rules of the Nasdaq Stock Market, our stockholders must approve the issuance of 1,600,000 of the 3,000,000 shares of our common stock and 400,000 of the 750,000 warrants issuable upon conversion of these notes in order to maintain the listing of our common stock on the Nasdaq Stock Market.

     The Board of Directors recommends the stockholders vote FOR the proposal relating to the issuance of the shares of common stock and warrants upon conversion of the convertible notes and FOR the other proposals relating to the annual meeting.

     The formal Notice of Meeting, Proxy Statement and form of proxy are enclosed. The Proxy Statement contains details concerning the issuance of the convertible notes and the other matters to come before the meeting. We urge you to read and consider these documents carefully. Whether or not you plan to attend the meeting, please date, sign and return the enclosed proxy in the envelope provided as soon as possible so that your vote will be recorded. Your vote is important, regardless of the number of shares that you own.

                                       Very truly yours,


                                       Paulita M. LaPlante
                                       President and Chief Executive Officer

April 3, 2000

                          PLEASE SIGN, DATE AND RETURN
                           THE ENCLOSED PROXY PROMPTLY
                         TO SAVE THE COMPANY THE EXPENSE
                           OF ADDITIONAL SOLICITATION.

                                                                Preliminary Copy

                          OPTICAL SENSORS INCORPORATED
                       7615 Golden Triangle Drive, Suite C
                                Technology Park V
                          Minneapolis, Minnesota 55344

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 2000

                          -----------------------------


TO THE STOCKHOLDERS OF OPTICAL SENSORS INCORPORATED:

     Notice is hereby given that the Annual Meeting of Stockholders of Optical Sensors Incorporated, a Delaware corporation (the "Company"), will be held on Thursday, May 4, 2000, at 3:30 p.m., local time, at the Hotel Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, for the following purposes:

     1. To consider and act upon a proposal to approve the issuance of 1,600,000 shares of the Company's common stock and warrants to purchase an additional 400,000 shares of the Company's common stock upon conversion of convertible promissory notes issued pursuant to an Investment Agreement dated as of March 10, 2000 among the Company and the investor parties thereto.

     2. To elect six (6) persons to serve as directors until the next annual meeting of stockholders or until their respective successors shall be elected and qualified.

     3. To ratify the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for the Company for the fiscal year ending December 31, 2000.

     4. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 29, 2000 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

                                        By Order of the Board of Directors,


                                        Wesley G. Peterson
                                        Secretary

April 3, 2000
Minneapolis, Minnesota

             YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.
           NO ADMISSION TICKET OR OTHER CREDENTIALS WILL BE NECESSARY.
          IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU
           ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING
             AND MAILING YOUR PROXY IN THE REPLY ENVELOPE PROVIDED.

                                                                Preliminary Copy

                          OPTICAL SENSORS INCORPORATED
                       7615 Golden Triangle Drive, Suite C
                                Technology Park V
                          Minneapolis, Minnesota 55344

                               ------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                   May 4, 2000

                               ------------------

                                  INTRODUCTION

     The Annual Meeting of Stockholders of Optical Sensors Incorporated (the "Company") will be held on Thursday, May 4, 2000, at 3:30 p.m., local time, at the Hotel Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, or at any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Meeting.

     A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock, $.01 par value (the "Common Stock") will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of the Common Stock.

     Any stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by stockholders. Proxies that are signed by stockholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the nominees for directors listed in this Proxy Statement.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

     The Company expects that this proxy statement will first be mailed to stockholders on or about April 3, 2000.

                                                                Preliminary Copy

                                VOTING OF SHARES

     Only holders of record of the Common Stock at the close of business on March 29, 2000 will be entitled to vote at the Annual Meeting. On March 29, 2000, the Company had _________ outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (__________ shares) will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

     Holders of shares of Common Stock are not entitled to cumulate voting rights.

     The election of a nominee for director requires the approval of a plurality of the shares present and entitled to vote in person or by proxy and the approval of the other proposals described in this Proxy Statement requires the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter. Shares represented by a proxy card including any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter.

               APPROVAL OF ISSUANCE OF SHARES OF COMMON STOCK AND
                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK

                                   PROPOSAL 1

Background

     In January 2000, the Company signed a non-binding letter of intent with a major supplier of medical products and services to negotiate a definitive agreement for distribution of the Company's CapnoProbe product. On March 10, 2000, the Company entered into an Investment Agreement with two of the Company's principal stockholders, Circle F Ventures, LLC, a Georgia limited liability company, and Special Situations Fund III, L.P., a Delaware limited partnership (collectively, the "Investors"), pursuant to which the Company agreed to issue convertible promissory notes in the aggregate principal amount of up to $3,000,000 (the "Notes"). The proceeds from the issuance of these convertible promissory notes will provide the Company additional funds to continue development of its CapnoProbe technology as the Company moves forward with its continuing strategic negotiations with this major supplier of medical products and completing development of the CapnoProbe product.

                                                                Preliminary Copy

Investment Agreement

     The Notes issued to the Investors under the Investment Agreement are convertible into units ("Units"), each Unit consisting of 50,000 shares of the Company's Common Stock and a five-year warrant to purchase 12,500 shares of Common Stock at an exercise price of $1.00 per share (the "Warrants"), at a conversion price equal to $50,000 per Unit, in accordance with the Investment Agreement.

     The Company received advances under the Notes in the aggregate amount of $1,400,000 on March 10, 2000. The Company has the right to request additional advances up to the aggregate principal amount of $1,600,000 at any time during the 60 day period beginning on the first day after both of the following have occurred: (1) the Company executes a definitive distribution agreement for the Company's CapnoProbe product with a major medical company, and (2) the stockholders of the Company approve this proposal. The Company's right to request additional advances will expire on June 15, 2000.

     The Company has agreed to file a registration statement with the Securities and Exchange Commission by April 9, 2000 covering the resale of the shares of Common Stock issuable upon conversion of the Notes and the shares of Common Stock issuable upon exercise of the Warrants.

     As a result of the issuance of shares of Common Stock to the Investors upon conversion of the Notes and exercise of the Warrants under the Investment Agreement, each Investor may acquire shares of Common Stock likely to cause such Investor's beneficial ownership to exceed 15% of the issued and outstanding shares of the Company's Common Stock. Pursuant to Section 1(a) of the Company's Rights Agreement with Norwest Bank Minnesota N.A. dated as of December 3, 1996 ("Rights Agreement"), a person who becomes the beneficial owner of 15% or more of the issued and outstanding Common Shares (as defined in the Rights Agreement) is an "Acquiring Person" for purposes of the Rights Agreement. The Company has amended the Rights Agreement to provide that the threshold for determining whether a person is an "Acquiring Person" for purposes of the Rights Agreement will, with respect to each of the Investors and their affiliates, be 24% or more of the Common Shares then outstanding.

Nasdaq Stockholder Approval Requirement

     As an issuer of securities quoted on the Nasdaq National Market, the Company must comply with certain rules of the National Association of Securities Dealers, Inc. ("NASD") for continued listing on the Nasdaq National Market. Under the NASD Rules, a company that is listed on the Nasdaq National Market or the Nasdaq Small Cap Market must obtain stockholder approval prior to issuing 20% or more of its then outstanding voting securities at less than the market value of such securities. Under NASD guidelines, the market value of securities being issued is determined immediately prior to the issuance of such securities and not at the time the contract providing for such issuance is entered into. The closing price of the Company's Common Stock on March 29, 2000 was $____ per share, and the conversion price under the Notes and the exercise price of the Warrant are both $1.00 per share.

     On March 29, 2000, the Company had 8,962,777 shares of Common Stock outstanding. The issuance of the 1,400,000 shares of the Company's Common Stock and warrants to purchase 350,000 shares of the Company's Common Stock upon conversion of the $1,400,000 previously advanced under the Notes constitutes approximately 19% of the Company's outstanding Common Stock and does not require stockholder approval. The additional 1,600,000 shares of the Company's Common Stock and warrants to purchase an additional 400,000 shares of the Company's Common Stock which will become issuable if the additional advances of $1,600,000 are made (and the aggregate of 3,000,000 shares of Common Stock and the Warrants to purchase 750,000 shares of Common Stock) constitutes more than 20% of the Company's outstanding Common Stock.

                                                                Preliminary Copy

     Accordingly, the Company is seeking stockholder approval of the issuance of 1,600,000 shares of the Company's Common Stock and warrants to purchase an additional 400,000 shares of the Company's Common Stock upon conversion of the Notes in the event the Company receives additional advances under the Notes in the aggregate principal amount of up to $1,600,000.

     If the Company's stockholders do not approve this proposal, the Company will not have the right to request additional advances of up to the aggregate principal amount of $1,600,000 under the Notes issued under the Investment Agreement. If the Company's stockholders do not approve this Proposal, the Company anticipates that it would still seek additional advances of up to the aggregate principal amount of $1,600,000 under the Notes, but the investors would have no obligation to provide the funds, and if such funds were provided, the Company would likely lose its Nasdaq listing.

Board of Directors Recommendation

     The Board of Directors recommends a vote FOR the proposal to 1,600,000 shares of Common Stock and warrants to purchase an additional 400,000 shares of Common Stock upon conversion of the Notes in the aggregate principal amount of up to $1,600,000 issued pursuant to the Investment Agreement. The affirmative vote of the holders of a majority of shares of Common Stock of the Company present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Under the Investment Agreement, each Investor has agreed to vote all outstanding shares of Common Stock of the Company beneficially owned by such Investor in favor of the proposal. As of March 29, 2000, the Investors and their affiliates owned an aggregate of 1,772,439 shares of Common Stock, or 19.8% of the Company's outstanding Common Stock. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the proposal.

                              ELECTION OF DIRECTORS

                                   PROPOSAL 2

Nomination

     The Bylaws of the Company provide that the number of directors must be at least one or such other number as shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors of the Company has set its size at six and has nominated the six individuals named below to serve as directors of the Company until the next annual meeting of stockholders or until their respective successors have been elected and qualified. All of the nominees are current members of the Board.

     Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of each director requires the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of each of the nominees named below. If prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

                                                                Preliminary Copy

Information About Nominees

     The following table sets forth certain information as of March 1, 2000, which has been furnished to the Company by each of the persons who has been nominated by the Board to serve as directors for the ensuing year.


         Name of Nominee               Age                  Principal Occupation                   Director Since
         ---------------               ---                  --------------------                   --------------

Paulita M. LaPlante                    42      President and Chief Executive Officer of the             1998
                                               Company

Sam B. Humphries (1)(3)                57      Private Investor and Consultant                          1991

Richard B. Egen (1)(3)                 61      President and Chief Executive Officer of                 1997
                                               NephRx Corporation

Richard J. Meelia (2)                  50      President and Chief Executive Officer of The             1997
                                               Kendall Company

Demetre M. Nicoloff, M.D.              66      Cardiac Surgeon and Senior Partner of Cardiac            1989
                                               Surgical Associates

Gary A. Peterson (2)                   48      President and Chief Executive Officer of BATON           1990
                                               Development, Inc.

------------------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee
(3)  Member of the Merger and Acquisition Committee

Other Information About Nominees

     Paulita M. LaPlante has been the President and a Director of the Company since September 1998, and Chief Executive Officer of the Company since December 1998. From June 1994 to September 1998, Ms. LaPlante served as the Company's Vice President of Worldwide Sales, Marketing and Business Development and was Director of Marketing and Business Development from April 1992 to June 1994. She also served as the Company's interim Vice President of Research and Development from January 1994 to September 1994. Ms. LaPlante serves as a member of the Board of Directors of VidaMed, Inc., a urology company.

     Sam B. Humphries has been a Director of the Company since October 1991. Mr. Humphries has been a private investor and independent consultant since April 1999. From September 1998 to April 1999, Mr. Humphries served as the President and Chief Executive Officer of American Medical Systems, Inc., a medical device manufacturer. Mr. Humphries served as President and Chief Executive Officer of the Company from October 1991 to September 1998. Mr. Humphries is a member of the Board of Directors of Universal Hospital Services, Inc.

     Richard B. Egen has been a Director of the Company since June 1997. Mr. Egen is the President and Chief Executive Officer of NephRx Corporation, a biotechnology company formed to commercialize kidney growth factor technology developed at the University of Chicago. From January 1996 to December 1996, Mr. Egen served as a consultant to Baxter International, Inc. ("Baxter") and Nestle, S.A. ("Nestle") for clinical nutrition and start up medical companies. From January 1989 to December 1995,

                                                                Preliminary Copy

he served as President and Chief Executive Officer of Clintec International, Inc., a joint venture between Baxter and Nestle that develops, manufactures, markets and distributes clinical nutrition solutions and formulations. Prior to joining Clintec International, Inc., Mr. Egen served in several positions at Baxter, including Senior Vice President and a member of Baxter's Senior Management Committee. Mr. Egen is Chairman of the Board of Directors of Aksys, Ltd.

     Richard J. Meelia has been a Director of the Company since June 1997. Mr. Meelia has been the President and Chief Executive Officer of The Kendall Company, a wholly-owned subsidiary of Tyco International Ltd. that manufactures a diverse line of healthcare and specialty products, since July 1995. From January 1991 to July 1995, Mr. Meelia served as Group President of Kendall Healthcare Products Company.

     Demetre M. Nicoloff, M.D. has been a Director of the Company since July 1989. Dr. Nicoloff has been a cardiac surgeon for more than 15 years, and is presently a Senior Partner of Cardiac Surgical Associates with practices at the Minneapolis Heart Institute and the St. Paul Heart and Lung Institute. Dr. Nicoloff is a member of the Board of Directors of Applied Biometrics, Inc. and Jundt Associates Funds.

     Gary A. Peterson has been a Director of the Company since June 1990. Mr. Peterson is the President and Chief Executive Officer of BATON Development, Inc., a virtual incubator for medical products, as well as the Managing Member of BATON Ventures L.L.C. and the Venture Partner in Affinity Ventures II L.L.C., both venture capital funds. Mr. Peterson has also been the President of Peterson-Spencer-Fansler Company, a capital sourcing and operational consulting company, since 1991 and a General Partner of PSF Advisors, the General Partner of PSF Health Care Fund L.P., a venture capital limited partnership. He was also President of Peterson-Spencer-Fansler Investments, Inc., a registered broker-dealer and a registered investment advisor. Mr. Peterson is a director of numerous privately held medical companies.

Information About the Board and its Committees

     The Board of Directors met three times and took written action twice during 1999. All of the Directors, except Dr. Nicoloff and Mr. Peterson, attended 75% or more of the meetings of the Board and all such committees on which they served during 1999.

     The Board has established an Audit Committee, a Compensation Committee and a Merger and Acquisition Committee. The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to accounting, auditing, operating and reporting practices of the Company, and reviews the annual financial statements of the Company, the selection and work of the Company's independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. During 1999, the Audit Committee consisted of Mr. Egen and Mr. Humphries and met once during 1999. Mr. Egen and Mr. Humphries will serve as members of the Audit Committee during 2000.

     The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Company's directors, executive officers and key managers, and acts on such other matters relating to their compensation as it deems appropriate. In addition, the Compensation Committee administers the Company's stock option plans, pursuant to which incentive stock options and non-statutory stock options may be granted to eligible key employees, officers, directors and consultants of the Company, and the Company's Employee Stock Purchase Plan, pursuant to which employees of the Company may purchase shares of Common Stock directly from the Company on favorable terms through payroll deductions. The Compensation Committee consisted of Mr. Meelia and Mr. Peterson and did not meet at all during 1999. Mr. Meelia and Mr. Peterson will serve as members of the Compensation Committee during 2000. See "Executive Compensation and Other Benefits--Compensation Committee Report on Executive Compensation."

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                                                                Preliminary Copy

     The Merger and Acquisition Committee assists the Company in reviewing and evaluating strategic alternatives and making recommendations to the Board of Directors regarding a potential transaction. The Merger and Acquisition Committee consisted of Mr. Humphries and Mr. Egen and met 21 times during 1999. Mr. Humphries and Mr. Egen will serve as members of the Merger and Acquisition Committee during 2000.

Director Compensation

     Directors of the Company receive no cash compensation for their services as members of the Board of Directors, although their out-of-pocket expenses incurred on behalf of the Company are reimbursed. On April 15, 1999, each director who is not an employee of the Company was granted an option to purchase 20,000 shares of Common Stock at an exercise price of $1.25 per share, the fair market value of the Company's Common Stock on that date. These options become exercisable, on a cumulative basis, with respect to 25% of the shares covered by the option, on each of the first four anniversary dates of the grant, and expire on April 14, 2009.

     On September 11, 1998, the Company and Sam B. Humphries entered into a board advisory agreement ("Board Advisory Agreement") that terminated on May 6, 1999. Pursuant to the Board Advisory Agreement, Mr. Humphries provided advice and counsel to the Board of Directors and the President and Chief Executive Officer of the Company. In consideration for his services, the Company paid Mr. Humphries $50,000 on April 1, 1999.

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                                                                Preliminary Copy

                      PRINCIPAL STOCKHOLDERS AND BENEFICIAL
                             OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of March 15, 2000, unless otherwise noted, (a) by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (b) by each director;
(c) by each executive officer named in the Summary Compensation Table; and (d) by all directors and executive officers of the Company as a group.

                                                     Shares of Common Stock
                                                     Beneficially Owned (1)
                                                    ------------------------
                                                                 Percent of
Name                                                  Amount      Class (2)
----                                                ---------    -----------

Special Situations Funds (3)....................... 1,821,800      18.6%

Circle F Ventures, LLC and Hayden R. Fleming (4)... 1,700,639      17.4%

Norwest Venture Capital (5)........................   820,058       9.1%

Richard B. Egen (6)................................    14,000        *

Sam B. Humphries (7)...............................   110,289       1.2%

Paulita M. LaPlante (8)............................   171,391       1.9%

Richard J. Meelia (9)..............................    14,000        *

Demetre M. Nicoloff, M.D. (10).....................    83,576        *

Gary A. Peterson (11)..............................    34,934        *

Victor Kimball (12)................................    29,255        *

Wesley G. Peterson (13)............................    96,468       1.1%

All directors and executive officers
as a group (eight persons) (14)....................   553,913       6.0%

------------------
*    Less than 1% of the outstanding shares.

(1) Except as otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person or group holding such options but are not deemed outstanding for computing the percentage of any other person or group.

(2)  Based on 8,962,777 shares of Common Stock outstanding as of March 15, 2000.

(3) Based on a Schedule 13G/A filed November 8, 1999. Includes 736,800 shares held of record by Special Situations Fund III, L.P., a limited partnership ("SSF III") and 210,000 shares held of record by Special Situations Cayman Fund, L.P., a limited partnership ("Cayman Fund"). Also includes 700,000 shares and warrants to purchase 175,000 shares issuable upon conversion of a convertible promissory note issued on March 10, 2000. Does not include an additional 800,000 shares and warrants to purchase 200,000 shares issuable upon conversion of the convertible promissory note in the event the Company's stockholders approve Proposal 1. MGP Advisors Limited Partnership ("MGP") is the general partner and investment advisor of SSF III, and AWM Investment Company, Inc. ("AWM") is the general partner of MGP and the

                                                                Preliminary Copy

     general partner and investment advisor of the Cayman Fund. Austin W. Marxe and David Greenhouse are officers, directors and members of AWM and MGP, respectively, and may be deemed to be the beneficial owner of the shares held by SSF III and Cayman Fund. SSF III, MGP, Cayman Fund and AWM have sole voting and investment power with respect to the shares beneficially owned by such fund and advisor. Messrs. Marxe and Greenhouse have shared voting and investment power with respect to the shares beneficially owned by each of them. The address of SSF III, MGP, AWM and Messrs. Marxe and Greenhouse is 153 East 53 Street, New York, New York 10022. The address of Cayman Fund is c/o CIBC Bank and Trust Company (Cayman) Limited, CIBC Bank Building, P.O. Box 694, Grand Cayman, Cayman Islands, British West Indies.

(4) Based on Schedule 13D/A filed August 8, 1999. Includes 646,539 shares held of record by Circle F Venture LLC ("Circle F"), 70,900 shares held by a trust for the benefit of Hayden R. Fleming and his spouse, 88,200 shares held by an individual retirement account for the benefit of Mr. Fleming's spouse and 20,000 shares held by an individual retirement account for the benefit of Mr. Fleming. Also includes 606,667 shares and warrants to purchase 151,667 shares issuable upon conversion of a convertible promissory note issued to Circle F on March 10, 2000 and 93,333 shares and warrants to purchase 23,333 shares issuable upon conversion of a convertible promissory note issued to the Hayden R. Fleming and LaDonna M. Fleming Revocable Trust Dated 7/19/95 (the "Fleming Trust") on March 10, 2000. Does not include an additional 800,000 shares and warrants to purchase 200,000 shares issuable to Circle F and the Fleming Trust upon conversion of the convertible promissory notes in the event the Company's stockholders approve Proposal 1. Mr. Fleming is the managing member of Circle F. The address of Circle F and Mr. Fleming is 14988 N. 78th Way, Suite 200, Scottsdale, Arizona 85260.

(5) Based on Schedule 13G filed February 22, 2000. Includes 366,833 shares held of record by Norwest Equity Partners IV and 453,225 shares held of record by Norwest Equity Partners V. Itasca Partners is the general partner of Norwest Equity Partners IV and may be deemed to be the beneficial owner of shares held by Norwest Equity Partners IV. Itasca Partners V is the general partner of Norwest Equity Partners V and may be deemed to be the beneficial owner of shares held by Norwest Equity Partners V. Each of John E. Lindahl, George J. Still, Jr. and John P. Whaley, by virtue of his affiliation with Norwest Equity Partners IV and Norwest Equity Partners V, may be deemed to be the beneficial owner of shares held by Norwest Equity Partners IV and Norwest Equity Partners V; however he disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address of Norwest Venture Capital and the other named individuals is 2800 Piper Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402.

(6) Includes 14,000 shares issuable upon exercise of outstanding stock options held by Mr. Egen.

(7) Includes 5,000 shares issuable upon exercise of outstanding stock options held by Mr. Humphries.

(8) Includes 169,304 shares issuable upon exercise of outstanding stock options held by Ms. LaPlante.

(9) Includes 14,000 shares issuable upon exercise of outstanding stock options held by Mr. Meelia.

(10) Includes 16,219 shares issuable upon exercise of outstanding stock options held by Dr. Nicoloff. Also includes 3,889 shares held in Dr. Nicoloff's living trust and 5,000 shares held by Nicoloff Properties, as to which Dr. Nicoloff disclaims any beneficial interest except to the extent of his pecuniary interest therein. Dr. Nicoloff's spouse is the managing agent of Nicoloff Properties.

(11) Includes 22,662 shares issuable upon exercise of outstanding stock options held by Mr. Peterson. Also includes 2,222 shares issuable upon exercise of options held by PSF Health Care Fund L.P. ("PSF"), as to which Mr. Peterson disclaims any beneficial ownership except to the extent of any pecuniary interest therein. PSF Advisors is the general partner of PSF, and Mr. Peterson is a general partner of PSF Advisors.

(12) Includes 22,499 shares issuable upon exercise of outstanding stock options held by Mr. Kimball.

(13) Includes 56,922 shares issuable upon exercise of outstanding stock options held by Mr. Peterson. Also includes 15,873 shares held by Mr. Peterson's spouse as to which Mr. Peterson shares voting and investment power.

(14) Includes 322,828 shares issuable upon exercise of outstanding stock options held by officers and directors or their affiliates. Also includes shares beneficially owned by affiliates of the Company's officers and directors. See notes (10), (11) and (13) above.

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                                                                Preliminary Copy

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

     The following table provides summary information concerning cash and non-cash compensation paid to or earned by the Company's Chief Executive Officer and those executive officers of the Company who received or earned cash and non-cash salary and bonus of more than $100,000 for the fiscal year ended December 31, 1999 (the "Named Executive Officers").

                           Summary Compensation Table

                                                                                               Long-Term
                                                                                              Compensation
                                                            Annual Compensation               -----------
                                                 --------------------------------------       Securities
                                                                           Other Annual        Underlying        All Other
Name and Principal Position              Year    Salary($)    Bonus($)    Compensation($)      Options(#)      Compensation
---------------------------              ----    ---------    --------    ---------------      ----------      ------------
Paulita M. LaPlante                      1999     $186,923    $     0            $0                    0            $0
President and Chief Executive Officer    1998      136,885     75,000             0              553,889             0
                                         1997      121,000          0             0               15,000             0


Victor Kimball (1)                       1999      127,819          0             0                    0             0
Vice President, Strategic Planning and   1998       96,170          0             0                    0             0
Product Development

Wesley G. Peterson                       1999      104,980          0             0                    0             0
Chief Financial Officer, Vice            1998       97,000          0             0                    0             0
President of Finance and                 1997       97,000          0             0                7,000             0
Administration and Secretary

-----------------------------
(1)  Mr. Kimball became an executive officer in June 1998.

Option Grants and Exercises

     No options were granted to any of the Named Executive Officers during the year ended December 31, 1999. The following table summarizes the options that were exercised by the Named Executive Officers during the year ended December 31, 1999 and the potential realizable value of the options held by such persons at December 31, 1999.

                         Aggregated Option Exercises In
               Last Fiscal Year and Fiscal Year-End Option Values

                                           Number of Securities                   Value of Unexercised
                                          Underlying Unexercised                  In-the-Money Options
                                       Options at December 31, 1999              at December 31, 1999(1)
                                     --------------------------------        --------------------------------
         Name                        Exercisable        Unexercisable        Exercisable        Unexercisable
         ----                        -----------        -------------        -----------        -------------

         Paulita M. LaPlante           169,304              208,473             $0                  $0
         Victor Kimball                 22,499               46,723              0                   0
         Wesley G. Peterson             56,922               35,011              0                   0

-----------------------------
(1) Value based on the difference between the fair market value of the Common Stock on December 31, 1999 ($0.75) and the exercise price of the options. Options are in-the-money if the market price of the shares exceeds the option exercise price.

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                                                                Preliminary Copy

Compensation Committee Interlocks and Insider Participation

     Gary A. Peterson and Richard J. Meelia served as members of the Company's Compensation Committee during fiscal 1999. Mr. Meelia is the President and Chief Executive Officer of The Kendall Company, and Mr. Peterson is a General Partner of PSF Advisors, the General Partner of PSF Health Care Fund L.P., each of which is an investor in the Company. See "Principal Stockholders and Beneficial Ownership of Management." No other relationships existed during 1999 with respect to Mr. Peterson or Mr. Meelia that would be required to be disclosed under the rules of the Securities Act of 1933, as amended.

Compensation Committee Report on Executive Compensation

     The Compensation Committee consisted of Mr. Peterson and Mr. Meelia during fiscal 1999. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Company's directors, executive officers and key managers, and acts on such other matters relating to their compensation as it deems appropriate. In addition, the Compensation Committee administers the Company's stock option plans, pursuant to which incentive stock options and non-statutory stock options may be granted to eligible key employees, officers, directors and consultants of the Company, and the Company's Employee Stock Purchase Plan, pursuant to which employees of the Company may purchase shares of Common Stock directly from the Company on favorable terms through payroll deductions.

     Compensation Philosophy and Objectives. The philosophy underlying the decisions and recommendations of the Compensation Committee is to recognize and reward results and achievement at the Company and individual level by linking compensation to such achievement. Consistent with this philosophy, the Compensation Committee has set the following objectives for the Company's executive compensation program:

     o Motivate officers to achieve desired Company performance goals by rewarding such achievements.

     o Provide a program of compensation that is competitive with comparable companies to enable the Company to attract and retain key executive talent.

     o Align the interests of the Company's executives with the interests of the Company's stockholders by linking compensation to the Company's performance and by providing the Company's executives with long-term opportunities for stock ownership.

     In determining its recommendations as to the compensation of the Company's executives, the Compensation Committee considers factors such as Company performance, both in isolation and in comparison to companies of comparable development, complexity and size; the individual performance of each executive officer; historical compensation levels at the Company; the overall competitive environment for executives and the level of compensation necessary to attract and retain the level of key executive talent desired by the Company. The Compensation Committee places primary emphasis on Company performance rather than individual performance as measured against goals approved by the Compensation Committee. In analyzing these factors, the Compensation Committee may from time to time review competitive compensation data gathered in comparative surveys or collected by independent consultants.

                                                                Preliminary Copy

     Executive Compensation Program Components. The Company's executive compensation program consists of base salary, annual cash performance bonuses, long-term incentive opportunities under the Company's stock option plans and severance benefits. Each element of the compensation program is discussed in greater detail below.

     o Base Salary. The Compensation Committee's recommendations regarding the base salary of each executive officer of the Company, including the compensation of Ms. LaPlante as President and Chief Executive Officer, are based on a number of factors, including the executive officer's experience and qualifications, the potential impact of the individual on the Company's performance, the level of skill and responsibility required by the individual's position and the other factors described above. Base salaries are determined for each year prior to the beginning of the year. In general, the Compensation Committee seeks to set executive officer base salaries at moderately to aggressively competitive levels in relation to the companies with which the Company competes for executives. Ms. LaPlante's base salary for 1999 remained at $180,000. The base salaries for the other executive officers increased in range from 13%-25%.

     o Annual Management Performance Bonuses. The Company did not establish an annual management performance bonus program for the Company's executive officers for 1999. Therefore, no bonus was paid to Ms. LaPlante or any of the other executive officers for services during 1999.

     o Long-Term Incentive Compensation. The Compensation Committee makes long-term incentive compensation available to the Company's executive officers, as well as all other employees of the Company, through the grant of stock options. The purpose of stock option grants is to advance the interests of the Company and its stockholders by enabling the Company to attract and retain persons of ability to perform services for the Company, including persons performing services to the Company as executive officers. By granting stock options to executive officers and other employees, the Compensation Committee seeks to align the long-term interests of these individuals with those of the Company's stockholders by creating a strong and direct nexus between compensation and stockholder return and to enable executive officers and key managers to develop and maintain a significant ownership position in the Company. The Compensation Committee determines the number of options and the terms and conditions of such options based on certain factors, including the past performance of the executive officer, the executive officer's potential impact on the achievement of the Company's objectives, past grants or awards of stock-based compensation and on comparative compensation data regarding option grants by Company's within the medical device industry as well as within a broader group of companies of comparable size and complexity. Additionally, options may be granted to an executive officer as an incentive at the time the executive officer joins the Company. All options granted by the Compensation Committee have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. In general, options vest at the rate of 25% of the shares covered by the option each year over a period of four years and remain exercisable for a period of 10 years from the date of grant, provided the individual continues to be employed by the Company. In 1999, the Compensation Committee did not grant any new options to any of the Company's employees, including its executive officers. In August 1999, the Company's 1993 Stock Option Plan was amended to revise the definition of "change in control" to explicitly provide that the sale, lease, exchange or other transfer, directly or indirectly, of the assets comprising the Company's CapnoProbe product line in one or in a series of transactions, to any person shall constitute a change in control under the option plan and to otherwise broaden the definition of a change in control and to clarify the definition of

                                                                Preliminary Copy

          "continuity director." In addition, all agreements evidencing outstanding stock options of the Company were amended to provide that if the Company terminates the optionee's employment for any reason other than the optionee's death or cause, then (1) the option will remain exercisable, to the extent exercisable at the time of termination, until the expiration of the option, and (2) upon a "change in control" (as defined in the Company's amended stock option plan), the option will become immediately exercisable in full until the expiration of the option, whether or not the employee is employed by the Company at the time of such change in control. The purpose of these amendments to the Company's stock option plan and stock option agreements were to retain and motivate existing employees and consultants needed to complete the Company's business objectives.

     o Severance Benefits. In August 1999, the Company's Board of Directors approved three new severance pay plans for its employees, including a severance pay plan for the Company's executive officers. All of the Company's executive officers are covered by the severance pay plan that provides for the payment of certain benefits to the Company's executive officers who experience a "Qualifying Termination of Employment." See "Executive Compensation and Other Benefits--Change in Control Arrangements" for a description of the material terms of this plan.

     Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly held corporation to $1,000,000. In 1999, the Company did not pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000, and does not believe it will do so in the near future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels ever approach $1,000,000.

                                       Compensation Committee

                                       Richard J. Meelia
                                       Gary A. Peterson

                                                                Preliminary Copy

Comparative Stock Performance

     The graph below compares, for the period from February 14, 1996, the date of the Company's initial public offering, to December 31, 1999, the total cumulative stockholder return on the Company's Common Stock to the total cumulative return on the Standard & Poor's 500 Stock Index and a peer-group selected in good faith by the Company consisting of the following companies:
Datascope Corporation; Diametrics Medical, Inc.; I-Stat Corporation; Marquette Medical Systems, Inc.; Protocol Systems, Inc.; and Spacelabs Medical, Inc. The peer group consists of public companies in the Company's industry that market arterial blood gas measurement systems or critical care patient bedside monitoring systems, and the peer-group companies were selected on that basis. The graph assumes a $100 investment in the Company's Common Stock, the Standard & Poor's 500 Stock Index and the peer-group on February 14, 1996 and the reinvestment of all dividends.

                            ANNUAL RETURN PERCENTAGE

                              Years Ending

Company Name/Index            Dec96       Dec97       Dec98        Dec99
------------------------------------------------------------------------------
OPTICAL SENSORS INC           -38.46      -32.81       -74.42      -54.55
S&P 500 INDEX                  15.97       33.36        28.58       21.04
PEER GROUP                    -12.35       -1.77       -15.59       49.28


                                 INDEXED RETURNS

                              Base       Years Ending
                              Period
Company Name/Index            14Feb96    Dec96     Dec97     Dec98      Dec99
------------------------------------------------------------------------------
OPTICAL SENSORS INC             100       61.54     41.35      10.58      4.81
S&P 500 INDEX                   100      115.97    154.66     198.86    240.70
PEER GROUP                      100       87.65     86.10      72.68    108.50


Peer Group Companies
------------------------------------------------------------------------------
DATASCOPE CORP
DIAMETRICS MEDICAL INC
I-STAT CORP
PROTOCOL SYSTEMS INC
SPACELABS MED INC

                                  [Line Graph]

                                                                Preliminary Copy

Change in Control Arrangements

     In August 1999, the Company's Board of Directors approved three new severance pay plans for its employees, including a severance pay plan (the "Severance Pay Plan") for the Company's executive officers (the "Executives"). All of the Company's executive officers are covered by the Severance Pay Plan. The Severance Pay Plan provides for the payment of certain benefits to Executives of the Company who experience a "Qualifying Termination of Employment."

     A "Qualifying Termination of Employment" occurs if and only if:

     o The Company terminates the Executive's employment, before or after a Change in Control (as defined below), for any reason except "cause," death or disability, or

     o The Executive terminates his or her employment either (1) prior to a Change in Control if his or her termination was a condition of the Change in Control or was requested or insisted upon by an unrelated person involved with the Change in Control or (2) during the 12 months after the Change in Control due to any of the following reasons:

          -- A change in the Executive's title, status, position, duties, authority or responsibilities as an employee of the Company in effect immediately prior to the Change in Control which in the Executive's reasonable judgment is material and adverse, other than a change caused by an insubstantial or inadvertent action that the Company promptly remedies after becoming aware of the change;

          -- A reduction in the Executive's base pay or an adverse change in the form or timing of the payment of the base pay, as in effect immediately prior to the Change in Control or as thereafter increased;

          -- Certain adverse changes to specified Company employee benefit plans;

          -- Relocation of the Executive's place of work more than 30 miles from his or her work location immediately before to the Change in Control;

          -- The failure of the Company to obtain the assent of the Severance Pay Plan by an acquiror at least three days before a Change in Control occurs; or

          - Termination of employment with the Company for any reason other than death during the month of August 2000.

     If an Executive has a Qualifying Termination of Employment, he or she will continue to receive his or her regular pay and continue to participate in all employee benefit plans until the date of termination specified in the notice of termination. In addition, the Executive will receive the following:

     o A lump sum cash payment equal to 12 times the Executive's monthly base pay payable within ten days after the date of termination;

     o    A "gross up" payment for any excise tax liability; and

     o Indemnification and expense advances for damages, costs and expenses incurred in connection with all matters relating to the Executive's service with or for the Company.

                                                                Preliminary Copy

     The Executive has no duty or obligation to seek or accept other employment in order to become or continue to be eligible for benefits under the Severance Pay Plan.

     A "Change in Control" under the Severance Pay Plan generally includes the following:

     o    The acquisition by any unrelated person of:

          -- at least 20% but not more than 50% of the Company's outstanding voting stock unless the Company's Board of Directors approves the acquisition, or

          -- more than 50% of the Company's outstanding voting stock whether or not the acquisition is approved by the Company's Board of Directors.

     o A merger or similar transaction involving the Company if, just after the transaction, the shareholders of the Company just before the transaction own:

          -- at least 50% but not more than 80% of the surviving company's outstanding voting stock, unless the Company's Board of Directors approves the transaction or

          -- less than 50% of the surviving company's outstanding voting stock whether or not the transaction is approved by the Company's Board of Directors.

     o A sale of substantially all of the Company's assets to an unrelated person, including the sale of the Company's CapnoProbe product line.

     o The approval by the Company's shareholders of the liquidation or dissolution of the Company.

     o The continuity directors cease for any reason to constitute at least a majority of the Board.

     For purposes of the Severance Pay Plan, "continuity director" means any individual who is a member of the Board of Directors on August 16, 1999, while he or she is a member of the Board, and any individual who subsequently becomes a member of the Board whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors who are continuity directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination).

     Before a Change in Control, the Company's Board of Directors may amend the Severance Pay Plan at any time and in any manner but the effective date of any amendment that adversely affects a participant must be at least one year after the amendment is approved by the Board of Directors. If a Change in Control occurs before an amendment becomes effective, the amendment automatically becomes null and void. On and after a Change in Control, the Severance Pay Plan may be amended only if the participant affected by the amendment consent to the amendment in writing.

     The board of directors of the Company may terminate the Severance Pay Plan at any time subject to the following limitations:

     o Before a Change in Control, the effective date of the termination must be at least one year after the date on which the termination is approved by the board of directors; and

                                                                Preliminary Copy

     o The Severance Pay Plan cannot be terminated, and no termination will become effective, during the 12 month period after a Change in Control.

     Under the Company's 1993 Stock Option Plan, as amended (the "1993 Plan"), upon the occurrence of a "change in control," all outstanding options granted under the 1993 Plan will become and remain exercisable in full during their remaining terms regardless of whether the plan participants remain employees of the Company or a subsidiary. The acceleration of the exercisability of options under the 1993 Plan may be limited, however, if the acceleration would be subject to an excise tax imposed upon "excess parachute payments." The definition of "change in control" was amended in August 1999 to provide that "change in control" has occurred in the event of:

     (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company;

     (b) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

     (c)  any person becomes the "beneficial owner," directly or indirectly, of
          (i) 20 percent or more, but not more than 50 percent, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the "continuity directors" (as defined below), or (ii) more than 50 percent of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

     (d) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger or consolidation have, solely on account of ownership of securities of the Company at such time, "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving company representing (a) 50 percent or more, but not more than 80 percent, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the continuity directors, or (b) less than 50 percent of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

     (e) the continuity directors cease for any reason to constitute at least a majority of the Board; or

     (f) a change in control of a nature that is determined by outside legal counsel to the Company, in a written opinion specifically referencing this provision of the Plan, to be required to be reported (assuming such event has not been "previously reported") pursuant to section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement, as of the effective date of such change in control.

     The sale, lease, exchange or other transfer, directly or indirectly, of the assets comprising the Company's CapnoProbe product line, in one transaction or in a series of related transactions, to any person shall constituted a change in control under the 1993 Plan.

                                                                Preliminary Copy

     For purposes of the 1993 Plan, "continuity director" means any individual who is a member of the Board of Directors on August 16, 1999, while he or she is a member of the Board, and any individual who subsequently becomes a member of the Board whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors who are continuity directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination).

     In addition, the Compensation Committee, with the consent of any affected participant, may determine that some or all of the participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value of such shares immediately before the effective date of the change in control over the exercise price per share of the options.

                           RELATED PARTY TRANSACTIONS

     On March 10, 2000, the Company entered into an Investment Agreement with Circle F Ventures, LLC and Special Situations Fund III, L.P., both of whom are beneficial owners of greater than 5% of the Company's Common Stock, pursuant to which the Company agreed to issue convertible promissory notes in the aggregate principal amount of up to $3,000,000. For more information, see "Proposal 1. Approval of Issuance of Shares of Common Stock and Warrants to Purchase Shares of Common Stock."

                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

                                   PROPOSAL 3


     The Board of Directors has appointed Ernst & Young LLP, independent certified public accountants, as auditors of the Company for the year ending December 31, 2000. Such firm has acted as independent auditors of the Company since the fiscal year ended December 31, 1989. Although it is not required to do so, the Board wishes to submit the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders do not ratify the appointment of Ernst & Young LLP, another firm of independent auditors will be considered by the Board of Directors. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Board of Directors Recommendation

     The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as auditors of the Company for the year ending December 31, 2000. The affirmative vote of the holders of a majority of shares of Common Stock of the Company present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the ratification of Ernst & Young LLP.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based upon

                                                                Preliminary Copy

a review of the copies of such reports furnished to the Company during the year ended December 31, 1999 and written representations by such persons, all of the directors, officers and beneficial owners of greater than 10% of the Company's Common Stock filed on a timely basis the forms required by Section 16 of the Exchange Act, except that Messrs. Humphries, Egen and Peterson each failed to timely file a Form 5 reporting a stock option grant received in August 1999.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of stockholders intended to be included in the proxy statement and proxy card relating to the 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before December 1, 2000 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

     A stockholder who wishes to make a proposal at the 2001 Annual Meeting of Stockholders without including the proposal in the Company's proxy statement must notify the Company by February 14, 2001. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Company for the 2001 Annual Meeting of Stockholders will have discretionary authority to vote on the proposal.

                                  OTHER MATTERS

     The management of the Company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with the best judgment on such matters.

                                  MISCELLANEOUS

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 TO EACH PERSON WHO WAS A STOCKHOLDER OF THE COMPANY AS OF MARCH 29, 2000, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: OPTICAL SENSORS INCORPORATED, 7615 GOLDEN TRIANGLE DRIVE, SUITE C, TECHNOLOGY PARK V, MINNEAPOLIS, MINNESOTA 55344; ATTN:
STOCKHOLDER INFORMATION.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Paulita M. LaPlante
                                        President and Chief Executive Officer

April 3, 2000
Minneapolis, Minnesota

                                                                Preliminary Copy

                          OPTICAL SENSORS INCORPORATED
           This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints Paulita M. LaPlante and Wesley G. Peterson, and each of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Optical Sensors Incorporated held of record by the undersigned on March 29, 2000, at the Annual Meeting of Stockholders to be held on May 4, 2000, or any adjournment, thereof.

1. PROPOSAL TO APPROVE THE ISSUANCE OF 1,600,000 SHARES OF THE COMPANY'S COMMON STOCK AND WARRANTS TO PURCHASE AN ADDITIONAL 400,000 SHARES OF THE COMPANY'S COMMON STOCK UPON CONVERSION OF CONVERTIBLE PROMISSORY NOTES.

                   [_] FOR     [_] AGAINST     [_] ABSTAIN

2.   ELECTION OF DIRECTORS.

          [_] FOR all nominees                [_] AGAINST all nominees
              listed below                        listed below
              (except as marked to
              the contrary below)

     Paulita M. LaPlante         Richard B. Egen       Richard J. Meelia
     Demetre M. Nicoloff, M.D.   Sam B. Humphries      Gary A. Peterson

(INSTRUCTION: To vote against any individual nominee, strike a line through the nominee's name.)

3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                   [_] FOR     [_] AGAINST     [_] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 and 3 and for all nominees named in Proposal 2 above. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Dated:_____________, 2000


                                        --------------------------------------
                                        Signature


                                        --------------------------------------
                                        Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.